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                                                            Exhibit 4.2
                                   Exhibit A

                       GLOBAL PHARMACEUTICAL CORPORATION

                       INCENTIVE STOCK OPTION AGREEMENT

1.       Grant of Options

         Global Pharmaceutical Corporation, a Delaware corporation (the "Company"), hereby grants to ________________ (the "Optionee"), _____ Options (the "Options"), pursuant to the Company's 1995 Stock Incentive Plan (the "Plan"), to purchase an aggregate of ______ shares of common stock, $.01 par value per share ("Common Stock"), of the Company at a price of $_______ per share (the "Exercise Price Per Share"), purchasable as set forth in and subject to the terms and conditions of this Option Agreement and the Plan. All undefined capitalized terms herein shall have the same meaning as set forth in the Plan.

2.       Incentive Stock Options

         These Options are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3.       Exercise of Options and Provisions for Termination

         (a) Exercisability of Options. The Options shall become exercisable and option shares may be purchased based on the number of full years of service for the Company or a Subsidiary that have expired since the date of grant (set forth on the signature page hereof), in accordance with the following schedule:

                                              Percentage of Option Shares
      Number of Years of Service                       Available
          Since Date of Grant                  for Purchase (Cumulative)
      --------------------------               -------------------------

                   1                                      25%
                   2                                      50%
                   3                                      75%
                   4                                     100%


Notwithstanding the foregoing, the Options shall not be exercisable prior to the initial public offering of the Company's Common Stock and unless such exercise is in compliance with the Securities Act of 1933, as amended (the "Securities Act"), all other applicable laws and regulations (including state securities laws) and the requirements of any securities exchange on which the shares of Common Stock are listed.


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         (b) Expiration Date. Except as otherwise provided in this Option
Agreement or the Plan, the Options may not be exercised after the date (hereinafter the "Expiration Date") that is the tenth anniversary of the date of grant, or, if the Optionee is a 10% Stockholder as described in Section 6 of the Plan, the fifth anniversary of the date of grant.

         (c) Effect of Termination of Employment. The Options may not be exercised by an Optionee unless, at the time of such exercise, the Optionee is, and continuously since the date of grant of his or her Options has been, an employee of the Company or a Subsidiary, except that subject to the Options vesting as of the date of termination of employment:

                  (i) If the Optionee ceases to be an employee of the Company or a Subsidiary for any reason other than death or disability or a discharge for "cause" (as defined in (iv) below), the right to exercise the Options shall terminate three months after such cessation;

                  (ii) if the Optionee dies while an employee of the Company or a Subsidiary, or within three months after the Optionee ceases to be such an employee, the options may be exercised by the Administrator of the Optionee's estate, or by the person to whom the options are transferred by will or the laws of descent and distribution, within the period of one year after the date of death, however, Options exercised more than three months after the Optionee ceased to be an employee may not qualify for treatment as Incentive Stock Options;

                  (iii) if the Optionee becomes disabled (within the meaning of the Plan) while an employee of the Company or a Subsidiary, the Options may be exercised within the period of one year after the date the Optionee ceases to be an employee of the Company or Subsidiary because of such disability; and

                  (iv) if the Optionee, prior to the expiration date of the Options, ceases his or her services as an employee of the Company or a Subsidiary, because he or she is discharged for "cause" (as defined below), the right to exercise the Options shall terminate immediately upon such cessation of such services. "Cause" shall mean: willful misconduct in connection with the Optionee's performance of services for the Company or willful failure to perform his or her services in the best interest of the Company, as determined by the Board of Directors, which determination shall be conclusive;

provided, however, that in no event may the options be exercised after the expiration date thereof.

         (d) Exercise Procedure. Subject to the conditions set forth in this Agreement and, if applicable, Section 6 of the Plan, the Options shall be exercised by the Optionee's delivery of written notice of exercise to the Secretary of the Company, specifying the number of shares to be purchased and the Exercise Price Per Share to be paid therefor and accompanied by payment in accordance with Section 4 hereof. The Optionee may purchase less than the total number of shares covered hereby, provided that no exercise of less than all the Options may be for less than 100 whole shares.



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4.       Payment of Purchase Price

         Payment of the Exercise Price Per Share for shares purchased upon exercise of an Option shall be made by delivery to the Company of the purchase price, payable in cash (by check) or any other method of payment that is permitted by the Plan and specifically authorized by the Committee on or before the time of exercise.

5.       Delivery of Shares

         The Company shall, upon payment of the Exercise Price Per Share for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee. No shares shall be issued and delivered upon exercise of an Option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law, including state securities laws, or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

6.       Non-transferability of Options

         Except as provided in Section 3(c)(ii) hereof, the Options are personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon any Option or such rights, this Option Agreement and such rights shall, at the election of the Company, become null and void.

7.       No Special Employment Rights

         Nothing contained in the Plan or this Option Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the services of the Optionee for the period within which the Options may be exercised. However, during the period in which the Optionee is rendering services, the Optionee shall render diligently and faithfully the services which are assigned to him or her from time to time by the Board of Directors or by the executive officers of the Company and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company.

8.       Rights as a Stockholder

         The Optionee shall have no rights as a stockholder with respect to any shares which may be purchased by exercise of the Options unless and until a certificate representing such shares is duly issued to the Optionee. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date on such stock certificate.



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9.       Recapitalization

         In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan and in the number, kind and per share exercise price, of shares subject to unexercised Options or portions thereof granted prior to such adjustment. Any such adjustment to an outstanding Option shall be made without change in the total price applicable to the unexercised portion of such Option as of the date of the adjustment. No such adjustment shall be made with respect to an Option that would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the Optionee.

10.      Reorganization

         In the event the Company is merged or consolidated with another entity and the Company is not a surviving entity, or in the event all or substantially all of the assets or more than 20% of the outstanding voting stock of the Company entitled to vote for directors is acquired by any other entity or person other than an Affiliate or any entity or person or any affiliate thereof owning 5% or more of the outstanding voting stock of the Company prior to the effective date of the initial public offering of the Company's Common Stock, or in the event of a reorganization or liquidation of the Company, prior to the Expiration Date or termination of this Option Agreement, the Optionee shall, with respect to the options or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 14 of the Plan.

11.      Withholding Taxes

         The Company's obligation to deliver shares upon the exercise of an Option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements ("Withholding Taxes") with respect to the Option. The Optionee shall pay the Withholding Taxes to the Company in cash prior to the issuance, or release from escrow, of shares of Common Stock. In satisfaction of the Withholding Taxes, the Committee may, in its discretion and subject to compliance with applicable securities laws and regulations, withhold a portion of the shares issuable to the Optionee upon exercise of the Option having an aggregate Fair Value on the date preceding the date of such issuance equal to the Withholding Taxes.

12.      Optionee Representations; Legend

         (a) Representations. The Optionee represents, warrants and covenants that he or she has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the optionee to evaluate the merits and risks of his or her investment in the Company. The Optionee understands that there may be



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restrictions on his or her ability to resell any shares acquired on exercise of an Option, including insider trading laws and the Company's insider trading policy, as well as other restrictions that will apply if the Optionee is an "affiliate" of the Company. By making payment upon exercise of an Option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 12.

         (b) Legend on Stock Certificate. The Optionee understands that, any shares of Common Stock acquired upon exercise of an Option may not have been registered under the Securities Act, nor the securities laws of any state. Accordingly, unless all such registrations are then in effect, all stock certificates representing shares of Common Stock issued to the Optionee upon exercise of an Option shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law:

         "THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, NOR THE SECURITIES LAW OF ANY STATE. CONSEQUENTLY, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS."

13.      Limitation on Disposition of Incentive Stock Option Shares

         It is understood and intended that these Options shall qualify as Incentive Stock Options, as defined in Section 422 of the Code. Accordingly, the Optionee understands that in order to obtain the benefits of an Incentive Stock Option under Section 421 of the Code, no sale or other disposition may be made of any shares acquired upon exercise of an Option within the one year period beginning on the day after the day of the issuance of such shares to him or her, nor within the two year period beginning on the day after the date of grant of such Option. If the Optionee disposes of any such shares (whether by sale, exchange, gift, transfer or otherwise) prior to the expiration of either such period, he or she will notify the Company in writing within ten days after such disposition.

         Notwithstanding the foregoing, nothing herein shall be deemed to be or interpreted as a representation, guarantee or other undertaking on the part of the Company that these options are or will be determined to be Incentive Stock Options within the meaning of Section 422 of the Code or any other Code Section.

14.      Miscellaneous

         In the event that the Plan terminates prior to the expiration date of the Options granted hereunder, this Option Agreement shall incorporate by reference all applicable provisions of the Plan until the earlier of (i) the close of business on the day the Option(s) granted hereunder expire, or (ii) the date on which all shares available for issuance hereunder shall have been issued pursuant to the exercise of Options granted hereunder.

         All notices under this Option Agreement shall, unless otherwise provided herein, be mailed or delivered by hand to the parties at their respective addresses set forth beneath their



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names below or at such other address as may be designated in writing by either of the parties to the other.

         This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         This Option Agreement shall be binding upon and inure to the heirs, successors and assigns of the Optionee (subject, however, to the limitations set forth herein with respect to assignment of the Options or rights therein) and the Company, and shall be construed in a manner that is consistent with the provisions of the Plan.

Date of Grant:                              Global Pharmaceutical Corporation


                                            By: ________________________________
                                                Name:
                                                Title:


                                            Optionee


                                            ____________________________________